UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2009

FIBERNET TELECOM GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-24661 (Commission File Number)	52-2255974 (I.R.S. Employer Identification No.)
220 West 42nd Street, New York, New York (Address of principal executive offices)		10036 (Zip code)

(212) 405-6200

(Registrant’s telephone number including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On May 28, 2009, FiberNet Telecom Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Zayo Group, LLC (“Parent”) and Zayo Merger Sub, Inc., a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which, and subject to the terms and conditions set forth therein, at the Effective Time (as defined in the Merger Agreement), Purchaser will merge with and into the Company (the “Merger”) and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent. The Board of Directors of the Company has unanimously determined that the Merger Agreement and the transactions provided for therein (including the Merger) are advisable, fair to, and in the best interests of the Company and its stockholders, and has unanimously approved the Merger Agreement and recommended the adoption of the Merger Agreement by the Company’s stockholders.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the Effective Time, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by Parent, Purchaser or the Company or any of their respective direct or indirect wholly owned subsidiaries or (ii) Dissenting Shares (as defined in the Merger Agreement)) will be converted into the right to receive $11.45 in cash (subject to potential downward adjustment under the Merger Agreement). In addition, in the event that Parent’s aggregate payment under the Merger Agreement is increased by more than $10,000 as a result of the Company’s breach of its representations and warranties with respect to the capitalization of the Company, the payments to be paid under Article III of the Merger Agreement shall be ratably and equitably reduced so that Parent’s aggregate payment is reduced by the excess amount above $10,000.

The completion of the Merger is subject to various conditions, including (i) approval of the Merger by the holders of a majority of the outstanding shares of the Company’s common stock, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no law or order enjoining or prohibiting the consummation of the Merger, (iv) receipt of certain regulatory consents, (v) Indebtedness (as defined in the Merger Agreement) of the Company not exceeding $13,500,000 at closing, (vi) absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and (vii) customary closing conditions, but is not subject to any financing condition.

The Merger Agreement also includes a provision pursuant to which the Company will initiate, solicit and encourage competing bids from the date of the Merger Agreement through June 17, 2009 (the “Solicitation Period”), and may continue to negotiate beyond the Solicitation Period with certain “excluded parties” that submitted a takeover proposal during the Solicitation Period and with whom the Company is engaged in discussions as of the expiration of the Solicitation Period, subject to certain terms set forth in the Merger Agreement. Except with respect to excluded parties, after June 17, 2009, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals and to provide information and engage in discussions with third parties regarding alternative acquisition proposals. During this time, however, the Company may respond to certain unsolicited offers in accordance with the terms and conditions of the Merger Agreement to permit the Company’s Board of Directors to comply with its fiduciary duties.

The Merger Agreement may be terminated under certain circumstances, including, subject to the terms of the Merger Agreement, if the Company’s Board of Directors determines to accept a Superior Proposal (as defined in the Merger Agreement), provided that Parent has first been given notice and the opportunity to amend the terms of the Merger Agreement such that the alternative proposal is no longer deemed a Superior Proposal. The Merger Agreement provides that if the Merger Agreement is terminated under certain circumstances, the Company will be required to pay Parent a termination fee of $2,721,041 and Parent’s reasonable out-of-pocket expenses not to exceed $1,000,000 in connection with such termination. The Merger Agreement further provides that in the event that Parent breaches its obligation to consummate the Merger, Parent will be required to pay the Company a termination fee of $25,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Financial Advisory Services Agreement

In addition, on May 26, 2009, the Company entered into a letter agreement with Burnham Hill Partners LLC (“Burnham”), pursuant to which Burnham agreed to provide certain financial advisory services to the Company including, among others, assisting the Company in identifying parties for a potential Superior Proposal and assisting the Company in the evaluation, negotiation and implementation of such Superior Proposals. In exchange for Burnham’s agreement to provide these services, the Company paid Burnham a one-time cash fee of $400,000 and agreed to reimburse Burnham for its reasonable out-of-pocket expenses. The Company also agreed to indemnify Burnham and certain related parties for certain losses incurred in connection with the provision of such services.

Michael Liss, a director of the Company, is a Senior Managing Director of Burnham.

Lease Amendment

On May 26, 2009, the Company, Parent, FiberNet Equal Access, LLC, a wholly owned subsidiary of the Company (“Equal Access”) and 60 Hudson Owner LLC (“Landlord”), entered into an Amendment of Lease pursuant to which Equal Access and Landlord (i) amended certain terms and provisions of the agreement of lease, dated as of April 1, 2001 (as amended, the “Existing Lease”) pursuant to which Equal Access leases space on the ground floor and basement of Landlord’s building known as 60 Hudson Street, New York, New York (the “Building”) and (ii) provided for certain consents and acknowledgements regarding the Existing Lease and the agreement of lease, dated as of February 17, 1998 pursuant to which Equal Access leases space on the 19th, 12th, ground and lower mezzanine floors of the Building (as amended, the “Other Lease”) (such amendment, the “Amendment”).

Pursuant to the terms of the Amendment, Landlord consents to the Merger under the Existing Lease and the Other Lease. The Amendment also contains several amendments to the Existing Lease, including:

•	an extension of the term of the Existing Lease to July 31, 2022,

•

the elimination of the effectiveness of the requirement under the Existing Lease that Michael Liss continue to hold and fulfill the title, responsibilities and authority of Chief Executive Officer or Chairman of the Board of Directors of the Company, and

•	certain other changes.

The portion of the Amendment eliminating the effectiveness of the requirements relating to Michael Liss took effect upon the execution and exchange of the Amendment; however, the remainder of the Amendment will take effect, if at all, only upon the closing of the Merger and the occurrence of other conditions, including (i) Parent’s certified net worth as of the end of Parent’s most recent fiscal year (which was June 28, 2008) and its EBIDA for the 12 month period preceding execution of the Amendment having met certain minimum requirements set forth in the Amendment, and (ii) there being no material adverse change in Parent’s net worth.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by the Company and the Buyer through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement after it is filed with the SEC from the Company by contacting Investor Relations by telephone at (212) 405-6200, by mail at FiberNet Telecom Group, Inc. 220 W. 42nd Street, 13th Floor, New York, New York 10036, Attention: Investor Relations, by emailing investor.relations@ftgx.com, or on the Investors & Press section of the Company’s website at www.ftgx.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Company and its directors and executive officers, Parent and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on April 22, 2009. Investors may obtain additional information regarding the interest of Parent and its directors and executive officers and the Company and its directors and executive officers in the proposed transaction by reading the Proxy Statement regarding such transaction when it becomes available.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this Current Report on Form 8-K.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) the inability to complete the Merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.ftgx.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this Current Report on

8-K and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 8.01. Other Events.

On May 28, 2009, the Company issued a press release announcing the execution of the Merger Agreement. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of May 28, 2009, by and among FiberNet Telecom Group, Inc., Zayo Group, LLC and Zayo Merger Sub, Inc.

99.1	Press Release issued by FiberNet Telecom Group, Inc., on May 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Jon DeLuca
Name: Jon DeLuca Title: President and Chief Executive Officer

Dated: May 29, 2009